Exhibit 32.1

AMERICAN FINANCIAL REALTY TRUST

SECTION 1350 CERTIFICATION

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Nicholas S. Schorsch, Vice Chairman of the Board of Trustees, President and Chief Executive Officer of American Financial Realty Trust, a Maryland real estate investment trust (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended June 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

/S/ NICHOLAS S. SCHORSCH
Nicholas S. Schorsch Vice Chairman of the Board of Trustees, President and Chief Executive Officer (Principal Executive Officer)

Date: August 5, 2004